Farmer Mac Reports 2025 Results
- Announces 7% Dividend Increase -
- Outstanding Business Volume of $33.4 Billion -

WASHINGTON, D.C., February 19, 2026 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure, today announced its results for the fiscal quarter and year ended December 31, 2025.

“Farmer Mac delivered another strong year in 2025, highlighted by record net effective spread and outstanding business volumes, and our tenth consecutive year of record annual core earnings results," said Chief Executive Officer, Brad Nordholm. "While a few borrower‑specific credit events affected Core Earnings, particularly in the fourth quarter, these were isolated in nature and do not change the positive trajectory of our underlying performance. With a resilient business model, disciplined balance‑sheet and risk management, and a highly talented and capable management team, we are well‑positioned for the future and confident in our ability to continue delivering meaningful value to rural America and our shareholders.”

Full Year 2025 and Recent Highlights
•Record outstanding business volume growth of $3.8 billion, reflecting 13% growth year-over-year
•Provided $10.5 billion in liquidity and lending capacity to lenders serving rural America
•Net interest income grew 10% year-over-year to $390.7 million
•Net effective spread1 increased 13% from the prior-year period to a record $383.0 million
•Net income attributable to common stockholders of $182.5 million, or $16.62 per diluted share
•Record core earnings1 of $182.9 million, or $16.66 per diluted share, reflecting 7% growth year-over-year
•Total core capital of $1.7 billion and a Tier 1 Capital Ratio of 13.3% as of December 31, 2025
•On February 18, 2026, Farmer Mac's Board of Directors raised the quarterly common stock dividend by 7% to $1.60 per share, the fifteenth consecutive annual increase

$ in thousands, except per share amounts	Quarter Ended			Year Ended
	December 31, 2025	December 31, 2024	YoY % Change	December 31, 2025	December 31, 2024	% Change
Net Change in Business Volume	$2,232,407	$1,054,727	N/A	$3,828,539	$1,052,006	N/A
Net Interest Income (GAAP)	$104,521	$93,368	12%	$390,734	$353,867	10%
Net Effective Spread (Non-GAAP)	$101,389	$87,528	16%	$383,041	$339,564	13%
Diluted EPS (GAAP)	$3.71	$4.63	(20)%	$16.62	$16.44	1%
Diluted Core EPS (Non-GAAP)	$3.66	$3.97	(8)%	$16.66	$15.64	7%

1 Non-GAAP Measure

Dividends

On February 18, 2026, Farmer Mac's Board of Directors declared a quarterly dividend of $1.60 per share on all three classes of common stock – Class A voting common stock (NYSE: AGM.A), Class B voting common stock (not listed on any exchange), and Class C non-voting common stock (NYSE: AGM). This quarterly dividend, which represents an increase of 7% in Farmer Mac's quarterly dividend rate on a year-over-year basis, will be payable on March 31, 2026 to holders of record of common stock as of March 16, 2026. This is the fifteenth consecutive year that Farmer Mac has increased its quarterly common stock dividend, and this increase is supported by Farmer Mac's previous and expected earnings growth and overall capital position.

Farmer Mac's Board of Directors also declared a dividend on each of Farmer Mac's five classes of preferred stock. The quarterly dividend of $0.35625 per share of 5.700% Non-Cumulative Preferred Stock, Series D (NYSE: AGM.PR.D), $0.359375 per share of 5.750% Non-Cumulative Preferred Stock, Series E (NYSE: AGM.PR.E), $0.328125 per share of 5.250% Non-Cumulative Preferred Stock, Series F (NYSE: AGM.PR.F), $0.3046875 per share of 4.875% Non-Cumulative Preferred Stock, Series G (AGM.PR.G), and $0.40625 per share of 6.500% Non-Cumulative Preferred Stock, Series H (AGM.PR.H), is for the period from but not including January 17, 2026 to and including April 17, 2026. The preferred dividends will be payable on April 17, 2026 to holders of record as of April 1, 2026.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's fourth quarter and full year 2025 financial results will be held beginning at 4:30 p.m. eastern time on Thursday, February 19, 2026, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 880-3330
Telephone (International): (646) 357-8766
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for one week following the conclusion of the call.

More complete information about Farmer Mac's performance for 2025 is in Farmer Mac's
Annual Report on Form 10-K for the year ended December 31, 2025, filed today with the SEC.

Use of Non-GAAP Measures

We use "non-GAAP measures" in our analysis of financial information. Non-GAAP measures represent measures of financial performance that are not presented in accordance with GAAP. Specifically, we use the following non-GAAP measures: (1) "core earnings," (2) "core earnings per common share," and (3) "net effective spread," in both dollars and percentage yield or spread. In our view, these non-GAAP measures are useful alternative measures in understanding our economic performance, transaction economics, and business trends. Our non-GAAP financial measures may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Our disclosure of non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per common share ("Core EPS"), which are non-GAAP measures, and net income attributable to common stockholders and earnings per common share ("EPS"), which are GAAP measures, is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on our financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Additionally, these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of our core business.

Net Effective Spread

We use Net Effective Spread ("NES") to measure the net spread earned between interest-earning assets and the related net funding costs, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

NES excludes the following:
•Interest income and interest expense associated with single-class consolidated trusts with beneficial interests owned by third parties and for which we guarantees all classes of securities issued ("single-class consolidated trusts") and reclassifies that activity to guarantee and commitment fees in determining our core earnings. This reclassification reflects our view that the net interest income earned on single-class consolidated trusts is effectively a guarantee fee.
•Fair value changes of financial derivatives and corresponding financial assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on our financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.
•The amortization of premiums and discounts on assets consolidated at fair value.

NES includes the following:
•Income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). For undesignated financial derivatives, we record the income or expense related to the accrual of the contractual amounts due in "(Losses)/gains on financial derivatives" on the Consolidated Statements of Operations.

•The net effects of terminations or net settlements on undesignated financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other government-sponsored enterprises ("GSEs") and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that we receive upon the inception of certain swaps. For GAAP purposes, realized gains or losses on settlements of these contracts are reported in the Consolidated Statements of Operations in the period in which they occur. For NES, these realized gains or losses are deferred and amortized as net yield adjustments over the term of the related debt, which generally ranges from 3 to 15 years.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2025, filed today with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause our actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative, regulatory, or current or future political developments that could affect Farmer Mac, its sources of business, or agricultural or infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies (including tariffs and trade restrictions), fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indices;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving GSEs, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2025, filed today with the SEC. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. The secondary market served by Farmer Mac provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer
Mac is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2025	December 31, 2024
	(in thousands)
Assets:
Cash and cash equivalents (includes restricted cash of $24,475 and $16,190, respectively)	$931,067	$1,024,007
Investment securities:
Available-for-sale, at fair value (amortized cost of $13,813,551 and $11,940,774, respectively)	13,580,285	11,467,560
Held-to-maturity, at amortized cost	3,954,223	5,097,492
Other investments	15,871	11,835
Total Investment Securities	17,550,379	16,576,887
Loans:
Loans held for sale, at lower of cost or fair value	—	6,170
Loans held for investment, at amortized cost	13,877,051	11,183,408
Loans held for investment in consolidated trusts, at amortized cost	2,482,010	2,038,283
Allowance for losses	(37,785)	(23,223)
Total loans, net of allowance	16,321,276	13,204,638
Financial derivatives, at fair value	44,875	27,789
Accrued interest receivable (includes $40,945 and $28,563, respectively, related to consolidated trusts)	357,155	310,592
Guarantee and commitment fees receivable	57,214	50,499
Deferred tax asset, net	173	1,544
Prepaid expenses and other assets	108,018	128,786
Total Assets	$35,370,157	$31,324,742

Liabilities and Equity:
Liabilities:
Notes payable	$30,822,570	$27,371,174
Debt securities of consolidated trusts held by third parties	2,365,435	1,929,628
Financial derivatives, at fair value	21,618	77,326
Accrued interest payable (includes $15,795 and $12,387, respectively, related to consolidated trusts)	233,714	195,113
Guarantee and commitment obligation	54,770	48,326
Other liabilities	153,101	214,149
Total Liabilities	33,651,208	29,835,716
Commitments and Contingencies
Equity:
Preferred stock:
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Series H, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,844	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,325,556 shares and 9,360,083 shares outstanding, respectively	9,326	9,360
Additional paid-in capital	139,370	135,894
Accumulated other comprehensive income/(loss), net of tax	13,382	(12,147)
Retained earnings	1,047,347	943,239
Total Equity	1,718,949	1,489,026
Total Liabilities and Equity	$35,370,157	$31,324,742

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
Interest income:
Investment securities and cash equivalents	$205,926	$226,510	$846,441	$974,329
Loans	210,544	169,255	765,806	629,187
Total interest income	416,470	395,765	1,612,247	1,603,516
Total interest expense	311,949	302,397	1,221,513	1,249,649
Net interest income	104,521	93,368	390,734	353,867
Provision for losses	(15,986)	(3,773)	(32,860)	(11,579)
Net interest income after provision for losses	88,535	89,595	357,874	342,288
Non-interest income/(expense):
Guarantee and commitment fees	5,259	4,009	19,575	15,738
(Losses)/gains on financial derivatives	(1,502)	4,290	(5,120)	2,636
Other income	(821)	(411)	3,183	2,827
Non-interest income	2,936	7,888	17,638	21,201
Operating expenses:
Compensation and employee benefits	18,199	15,641	71,325	63,975
General and administrative	11,944	12,452	44,613	38,236
Regulatory fees	863	1,000	3,863	3,175
Operating expenses	31,006	29,093	119,801	105,386
Income before income taxes	60,465	68,390	255,711	258,103
Income tax expense	12,541	11,876	48,296	50,910
Net income	47,924	56,514	207,415	207,193
Preferred stock dividends	(7,286)	(5,666)	(24,922)	(25,146)
Loss on retirement of preferred stock	—	—	—	(1,619)
Net income attributable to common stockholders	$40,638	$50,848	$182,493	$180,428

Earnings per common share:
Basic earnings per common share	$3.73	$4.67	$16.73	$16.59
Diluted earnings per common share	$3.71	$4.63	$16.62	$16.44

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$40,638	$48,700	$50,848
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	447	882	3,084
Gains/(losses) on hedging activities due to fair value changes	3,107	(137)	5,737
Unrealized losses on trading assets	(66)	(4)	(83)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	24	26	(39)
Net effects of terminations or net settlements on financial derivatives	(2,699)	(1,934)	534
Issuance costs on the retirement of preferred stock	—	—	—
Income tax effect related to reconciling items	(171)	245	(1,939)
Sub-total	642	(922)	7,294
Core earnings	$39,996	$49,622	$43,554

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$101,389	$97,769	$87,528
Guarantee and commitment fees(3)	6,298	6,132	5,086
Other(4)	224	1,185	(491)
Total revenues	107,911	105,086	92,123

Credit related expense/(income) (GAAP):
Provision for losses	15,986	7,477	3,773
Other credit related expense/(income)	1,267	(44)	99
Total credit related expense/(income)	17,253	7,433	3,872

Operating expenses (GAAP):
Compensation and employee benefits	18,199	17,743	15,641
General and administrative	11,944	11,052	12,452
Regulatory fees	863	1,000	1,000
Total operating expenses	31,006	29,795	29,093

Net earnings	59,652	67,858	59,158
Income tax expense(5)	12,370	11,933	9,938
Preferred stock dividends (GAAP)	7,286	6,303	5,666
Core earnings	$39,996	$49,622	$43,554

Core earnings per share:
Basic	$3.68	$4.54	$4.00
Diluted	$3.66	$4.52	$3.97
(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(3)Includes net interest income of $1.0 million for both the three months ended December 31, 2025 and 2024, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.

(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Years Ended
	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$182,493	$180,428
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(1,883)	3,344
Gains on hedging activities due to fair value changes	6,778	11,548
Unrealized losses on trading assets	(126)	(85)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	103	45
Net effects of terminations or net settlements on financial derivatives	(5,448)	(1,666)
Issuance costs on the retirement of preferred stock	—	(1,619)
Income tax effect related to reconciling items	120	(2,769)
Sub-total	(456)	8,798
Core earnings	$182,949	$171,630

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$383,041	$339,564
Guarantee and commitment fees(3)	23,792	20,321
Other(4)	3,466	2,105
Total revenues	410,299	361,990

Credit related expense (GAAP):
Provision for losses	32,860	11,579
Other credit related expense	1,350	107
Total credit related expense	34,210	11,686

Operating expenses (GAAP):
Compensation and employee benefits	71,325	63,975
General and administrative	44,613	38,236
Regulatory fees	3,863	3,175
Total operating expenses	119,801	105,386

Net earnings	256,288	244,918
Income tax expense(5)	48,417	48,142
Preferred stock dividends (GAAP)	24,922	25,146
Core earnings	$182,949	$171,630

Core earnings per share:
Basic	$16.77	$15.78
Diluted	$16.66	$15.64
(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(3)Includes net interest income of $4.1 million and $4.5 million for the years ended December 31, 2025 and 2024, respectively, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.

(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
GAAP - Basic EPS	$3.73	$4.45	$4.67	$16.73	$16.59
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.04	0.08	0.28	(0.17)	0.31
Gains/(losses) on hedging activities due to fair value changes	0.29	(0.01)	0.53	0.62	1.06
Unrealized losses on trading securities	(0.01)	—	(0.01)	(0.01)	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	—
Net effects of terminations or net settlements on financial derivatives	(0.25)	(0.18)	0.05	(0.50)	(0.15)
Issuance costs on the retirement of preferred stock	—	—	—	—	(0.15)
Income tax effect related to reconciling items	(0.02)	0.02	(0.18)	0.01	(0.25)
Sub-total	0.05	(0.09)	0.67	(0.04)	0.81
Core Earnings - Basic EPS	$3.68	$4.54	$4.00	$16.77	$15.78

Shares used in per share calculation (GAAP and Core Earnings)	10,882	10,934	10,889	10,911	10,874

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$3.71	$4.44	$4.63	$16.62	$16.44
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.04	0.08	0.28	(0.17)	0.30
Gains/(losses) on hedging activities due to fair value changes	0.29	(0.01)	0.52	0.62	1.05
Unrealized losses on trading securities	(0.01)	—	(0.01)	(0.01)	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	—
Net effects of terminations or net settlements on financial derivatives	(0.25)	(0.17)	0.05	(0.50)	(0.14)
Issuance costs on the retirement of preferred stock	—	—	—	—	(0.15)
Income tax effect related to reconciling items	(0.02)	0.02	(0.18)	0.01	(0.25)
Sub-total	0.05	(0.08)	0.66	(0.04)	0.80
Core Earnings - Diluted EPS	$3.66	$4.52	$3.97	$16.66	$15.64

Shares used in per share calculation (GAAP and Core Earnings)	10,943	10,972	10,982	10,983	10,975

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Year Ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income	$104,521	1.23%	$98,477	1.18%	$93,368	1.21%	$390,734	1.19%	$353,867	1.16%
Net effects of consolidated trusts	(973)	0.02%	(1,102)	0.02%	(989)	0.02%	(4,072)	0.02%	(4,477)	0.02%
Expense related to undesignated financial derivatives	156	—%	(707)	(0.01)%	2	—%	(441)	—%	(1,377)	—%
Amortization of premiums/discounts on assets consolidated at fair value	(22)	—%	(23)	—%	42	—%	(92)	—%	(29)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	814	0.01%	987	0.01%	842	0.01%	3,690	0.01%	3,128	0.01%
Fair value changes on fair value hedge relationships	(3,107)	(0.04)%	137	—%	(5,737)	(0.08)%	(6,778)	(0.02)%	(11,548)	(0.04)%
Net effective spread	$101,389	1.22%	$97,769	1.20%	$87,528	1.16%	$383,041	1.20%	$339,564	1.15%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended December 31, 2025:

Core Earnings by Business Segment
For the Three Months Ended December 31, 2025
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Total
	(in thousands)
Interest income	$158,412	$25,171	$71,312	$15,742	$31,851	$32,288	$81,694	$416,470
Interest expense(1)	(121,262)	(16,570)	(65,128)	(10,132)	(22,856)	3,543	(79,544)	(311,949)
Less: reconciling adjustments(2)(3)	(970)	—	(25)	—	—	(2,137)	—	(3,132)
Net effective spread	36,180	8,601	6,159	5,610	8,995	33,694	2,150	101,389
Guarantee and commitment fees(3)	4,550	278	202	851	417	—	—	6,298
Other income/(expense)	(766)	(16)	—	—	—	—	(163)	(945)
(Provision for)/release of losses	(268)	(11,096)	(190)	(4,658)	106	—	21	(16,085)
Operating expenses(1)	(7,328)	(2,730)	(1,174)	(1,415)	(1,716)	(3,129)	(899)	(18,391)
Income tax (expense)/benefit	(6,797)	1,042	(1,049)	(81)	(1,638)	(6,419)	(233)	(15,175)
Segment core earnings	$25,571	$(3,921)	$3,948	$307	$6,164	$24,146	$876	$57,091

Reconciliation to net income:
Net effects of derivatives and trading securities								$789
Unallocated (expenses)/income								(12,590)
Income tax effect related to reconciling items								2,634
Net income								$47,924

Total Assets:
Total on- and off-balance sheet segment assets at principal balance	$19,564,916	$1,950,536	$7,860,622	$1,532,206	$2,443,289	$—	$—	$33,351,569
Off-balance sheet assets under management								(5,765,446)
Unallocated assets								7,784,034
Total assets on the consolidated balance sheets								$35,370,157
(1)The significant expense categories and amounts align with the segment-level information that is regularly provided to the Chief Operating Decision Maker.
(2)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts; the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment; and excludes the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships.
(3)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of December 31, 2025	As of December 31, 2024
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$6,002,738	$5,414,732
Loans held in consolidated trusts:
Single-class consolidated trusts(1)	On-balance sheet	829,391	885,295
Structured consolidated trusts(1)	On-balance sheet	1,652,619	1,152,988
IO-FMGS(2)	On-balance sheet	8,040	8,710
USDA Securities	On-balance sheet	2,443,432	2,402,423
AgVantage Securities(2)	On-balance sheet	4,270,000	4,720,000
LTSPCs and unfunded loan commitments	Off-balance sheet	3,591,079	3,070,554
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	386,057	426,310
Loans serviced for others	Off-balance sheet	381,560	525,956
Total Farm & Ranch		$19,564,916	$18,606,968
Corporate AgFinance:
Loans	On-balance sheet	$1,460,691	$1,381,674
AgVantage Securities(2)	On-balance sheet	190,977	280,297
Unfunded loan commitments	Off-balance sheet	298,868	225,734
Total Corporate AgFinance		$1,950,536	$1,887,705
Total Agricultural Finance		$21,515,452	$20,494,673
Infrastructure Finance:
Power & Utilities:
Loans	On-balance sheet	$3,548,523	$2,886,576
AgVantage Securities(2)	On-balance sheet	3,967,154	3,521,143
LTSPCs and unfunded loan commitments	Off-balance sheet	344,945	401,647
Total Power & Utilities		$7,860,622	$6,809,366
Broadband Infrastructure:
Loans	On-balance sheet	$1,009,890	$622,207
Unfunded loan commitments	Off-balance sheet	522,316	180,259
Total Broadband Infrastructure		$1,532,206	$802,466
Renewable Energy:
Loans	On-balance sheet	$2,202,668	$1,265,700
Unfunded loan commitments	Off-balance sheet	240,621	150,825
Total Renewable Energy		$2,443,289	$1,416,525
Total Infrastructure Finance		$11,836,117	$9,028,357
Total		$33,351,569	$29,523,030
(1)The securities issued by these trusts are referred to as Farmer Mac Guaranteed Securities.
(2)These categories are referred to as Farmer Mac Guaranteed Securities.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Net Effective Spread
	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield
	(dollars in thousands)
For the quarter ended:
December 31, 2025	$36,180	$8,601	$6,159	$5,610	$8,995	$33,694	$2,150	$101,389
	1.06%	2.07%	0.34%	2.42%	1.74%	0.41%	0.11%	1.22%
September 30, 2025	34,840	9,047	5,910	4,379	7,730	34,777	1,086	97,769
	1.04%	2.16%	0.34%	2.30%	1.75%	0.43%	0.05%	1.20%
June 30, 2025	35,710	8,609	5,636	3,932	6,227	31,668	2,111	93,893
	1.07%	2.07%	0.33%	2.24%	1.68%	0.40%	0.11%	1.19%
March 31, 2025	33,885	8,640	5,329	3,566	5,112	31,604	1,854	89,990
	1.01%	2.09%	0.32%	2.27%	1.55%	0.41%	0.10%	1.17%
December 31, 2024	32,556	7,891	5,059	3,414	4,859	31,242	2,507	87,528
	0.96%	1.95%	0.32%	2.34%	1.76%	0.42%	0.15%	1.16%
September 30, 2024	35,755	6,397	4,785	2,794	3,810	30,912	943	85,396
	1.05%	1.56%	0.30%	2.21%	1.78%	0.42%	0.05%	1.16%
June 30, 2024	34,156	7,866	5,253	2,393	2,999	30,268	661	83,596
	0.98%	1.91%	0.32%	2.16%	1.86%	0.41%	0.04%	1.14%
March 31, 2024	32,843	7,971	4,890	2,342	2,049	32,474	475	83,044
	0.95%	2.05%	0.30%	2.08%	1.75%	0.45%	0.03%	1.14%
December 31, 2023	33,329	8,382	4,916	2,426	1,540	33,361	597	84,551
	0.98%	2.06%	0.31%	2.06%	1.69%	0.47%	0.04%	1.19%

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	December 2025	September 2025	June 2025	March 2025	December 2024	September 2024	June 2024	March 2024	December 2023
	(in thousands)
Revenues:
Net effective spread	$101,389	$97,769	$93,893	$89,990	$87,528	$85,396	$83,596	$83,044	$84,551
Guarantee and commitment fees	6,298	6,132	5,874	5,488	5,086	4,997	5,256	4,982	4,865
Other	224	1,185	742	1,315	(491)	1,133	386	1,077	767
Total revenues	107,911	105,086	100,509	96,793	92,123	91,526	89,238	89,103	90,183

Credit related expense/(income):
Provision for/(release of) losses	15,986	7,477	7,713	1,684	3,773	3,428	6,179	(1,801)	(626)
Other credit related expense/(income)	1,267	(44)	160	(33)	99	26	51	(69)	51
Total credit related expense/(income)	17,253	7,433	7,873	1,651	3,872	3,454	6,230	(1,870)	(575)

Operating expenses:
Compensation and employee benefits	18,199	17,743	17,631	17,752	15,641	15,237	14,840	18,257	15,523
General and administrative	11,944	11,052	10,859	10,758	12,452	8,625	8,904	8,255	8,916
Regulatory fees	863	1,000	1,000	1,000	1,000	725	725	725	725
Total operating expenses	31,006	29,795	29,490	29,510	29,093	24,587	24,469	27,237	25,164

Net earnings	59,652	67,858	63,146	65,632	59,158	63,485	58,539	63,736	65,594
Income tax expense	12,370	11,933	10,114	14,000	9,938	12,681	11,970	13,553	13,881
Preferred stock dividends	7,286	6,303	5,667	5,666	5,666	5,897	6,792	6,791	6,791
Core earnings	$39,996	$49,622	$47,365	$45,966	$43,554	$44,907	$39,777	$43,392	$44,922

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$447	$882	$(639)	$(2,573)	$3,084	$(1,064)	$(359)	$1,683	$(836)
Gains/(losses) on hedging activities due to fair value changes	3,107	(137)	2,709	1,099	5,737	205	2,604	3,002	(3,598)
Unrealized (losses)/gains on trading assets	(66)	(4)	(65)	9	(83)	99	(87)	(14)	(37)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	24	26	25	28	(39)	27	26	31	88
Net effects of terminations or net settlements on financial derivatives	(2,699)	(1,934)	255	(1,070)	534	(503)	(1,505)	(192)	(800)
Issuance costs on the retirement of preferred stock	—	—	—	—	—	(1,619)	—	—	—
Income tax effect related to reconciling items	(171)	245	(480)	526	(1,939)	260	(143)	(947)	1,089
Net income attributable to common stockholders	$40,638	$48,700	$49,170	$43,985	$50,848	$42,312	$40,313	$46,955	$40,828